UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): February 21, 2008

NEW DRAGON ASIA CORP.
(Exact name of registrant as specified in charter)

Florida	001-15046	88-0404114
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Suite 2808,International Chamber of Commerce Tower
Fuhua Three Road, Shenzhen, PRC 518048
(Address Of Principal Executive Offices) (Zip Code)

011 86 755 8831 2115
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.    OTHER EVENTS

On February 21, 2008, New Dragon Asia Corp. (the “Company”) issued a press release describing the progress made by the Company during 2007 and its plans for 2008.

In the press release it was announced that the Company recently signed agreements with two new large soybean product customers - Hunan Taizinai Group, the largest yogurt manufacturer in China, and Jilin Gold Wing Egg Co., Ltd. (“Gold Wing”), a producer of whole egg powder.

The Company has agreed to develop a soybean powder to be used specifically for a new soybean-based yogurt made by Hunan Tanzinai Group. After extensive testing, this high protein yogurt has begun distribution and has been well-received by the market. It was stated that management believes that based on initial orders, the Company anticipates selling approximately 60 tons of soybean powder per month to this customer.

The Company has worked with Gold Wing to incorporate its soybean protein powder into their product to enrich its protein content. Gold Wing have recently begun purchasing the Company’s soybean protein powder with an initial order of 20 tons.

A copy of the press release is furnished as Exhibit 99.1 hereto.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

99.1	Press Release dated February 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW DRAGON ASIA CORP.

By:	/s/ Peter Mak
Name:	Peter Mak
Title:	Chief Financial Officer

Dated: February 21, 2008